FEDNAT HOLDING COMPANY REPORTS
SECOND QUARTER OF 2019 RESULTS

Sunrise, Florida, August 6, 2019 - FedNat Holding Company (the “Company”) (Nasdaq: FNHC) today reported results for the three and six months ended June 30, 2019.

Q2 2019 highlights (as measured against the same three-month period last year, except where noted):

•	Net income of $7.1 million or $0.55 per diluted share.

•	Adjusted operating income of $5.7 million or $0.44 per diluted share.

•	$9.3 million of claims, net of recoveries, from twelve catastrophe weather events impacting Texas, Louisiana and other states.

•	Gross written premiums of $169.2 million.

•	10.5% increase in net premiums earned to $92.3 million, including 15.4% increase in Homeowners.

•	Quarter-end Florida homeowners in-force policies of approximately 240,000.

•	59.0% increase in non-Florida homeowners in-force policies to approximately 60,000.

•	Book value per share increased 6.7% to $17.96 as compared to $16.84 as of December 31, 2018, despite $1.62 per share reduction due to significant weather-related events in the first half of 2019.

“FedNat made great progress toward achieving our strategies in the second quarter driven by our core fundamentals. We were pleased to generate strong performance in earnings sequentially, despite the impact of severe and unusual weather-related events during the quarter.” said Michael H. Braun, the Company’s Chief Executive Officer. “Our geographic diversification strategy is enhancing our operating metrics and our non-Florida business continued its strong growth in gross premiums earned and written. We believe that the recent AOB reform legislation, now in effect, will have a very positive impact on our Florida business, and create a much more favorable operating environment. Additionally, the pending acquisition of Maison will strengthen our core book of business and significantly accelerate our diversification strategy. The acquisition is scheduled to close in December 2019. In the second quarter, we also made the necessary steps needed to further wind down our non-core auto and commercial general liability businesses. Looking ahead, we believe we are well-positioned to benefit from the many positive developments as we enter the second half of the year and into 2020.”

Maison Update

The Company is also reporting the following recent developments related to the acquisition of the insurance operations of 1347 Property Insurance Holding, Inc. (“PIH”):

•
The Company understands that regulatory approvals for the acquisition of the insurance operations of PIH are in the process of being finalized and anticipates receiving documentation evidencing such approval in the next few days.

•
Pursuant to the provisions of the Equity Purchase Agreement with PIH, the transaction is expected, assuming satisfaction of all other conditions to closing, to close as soon as practicable after November 30, 2019, after the conclusion of hurricane season.

Consolidated

•	Net income of $7.1 million or $0.55 per diluted share during the second quarter of 2019, as compared to net income of $8.8 million or $0.69 per diluted share during the second quarter of 2018.

•
Adjusted operating income of $5.7 million or $0.44 per diluted share during the second quarter of 2019, as compared to adjusted operating income of $9.1 million or $0.71 per diluted share during the second quarter of 2018.

•
Comparing to December 31, 2018, book value per share increased $1.12 to $17.96 at June 30, 2019. The increase was predominantly driven by unrealized gains on our fixed-income portfolio of $1.01 per share and net income of $0.25 per share, slightly offset by dividends of $0.16 per share.

Revenues

•
Total revenue increased $9.6 million or 10.0%, to $105.3 million for the three months ended June 30, 2019, compared with $95.7 million for the three months ended June 30, 2018. The increase was primarily driven by higher Homeowners net premiums earned of $12.2 million, primarily as a result of decreased reinsurance spend, and higher recognized gains on our investments, partially offset by the planned reductions in net premiums earned from Automobile and commercial general liability.

•
Gross premiums written increased $2.5 million, or 1.5%, to $169.2 million in the quarter, compared with $166.7 million for the same three-month period last year. Gross premiums written increased due to the growth in homeowners non-Florida, partially offset by the decline in the non-core businesses we are exiting, Automobile and commercial general liability, as well as a decline in homeowners Florida. Our homeowners non-Florida business continues to show exceptional growth year over year, especially in the state of Texas, which has allowed us to leverage our infrastructure and diversify insurance risk. Overall, Homeowners grew 5.5%.

•
Gross premiums earned decreased $5.7 million, or 3.9%, to $141.2 million for the three months ended June 30, 2019, as compared to $146.9 million for the three months ended June 30, 2018. While gross premiums earned for Homeowners increased 1.9%, our decision to exit the Automobile and commercial general liability lines drove the overall decline.

•
Ceded premiums decreased $14.4 million, or 22.8%, to $48.9 million in the quarter, compared to $63.3 million the same three-month period last year. The decrease was primarily driven by lower excess of loss reinsurance spend in Homeowners and lower ceded premiums in Automobile, a direct result of reductions in premiums earned during the periods.

•
Net investment income increased $1.3 million, or 43%, to $4.3 million during the three months ended June 30, 2019, as compared to $3.0 million during the three months ended June 30, 2018. The increase was due to fixed income portfolio growth, and improvement in the yield as a result of rising interest rates during 2018 and portfolio repositioning.

•
Other income decreased $1.3 million, or 23.0%, to $4.4 million in the quarter, compared with $5.7 million in the same three-month period last year. The decline in other income was primarily driven by lower commission and brokerage revenue. The year over year decrease in commission income was driven by lower Automobile fee income from the reduction in premiums earned. The brokerage revenue decrease is the result of lower excess of loss reinsurance spend from the reinsurance programs in place during the second quarter of 2019 as compared to the second quarter of 2018.

Expenses

•
Losses and loss adjustment expenses (“LAE”) increased $17.7 million, or 37.4%, to $65.3 million for the three months ended June 30, 2019, compared with $47.6 million for the same three-month period last year. The net loss ratio increased 13.9 percentage points, to 70.8% in the current quarter, as compared to 56.9% in the second quarter of 2018. The higher ratio was primarily the result of hail and wind related storms from twelve catastrophe events totaling $17.0 million in losses for the quarter ended June 30, 2019. Of these losses, $15.5 million related to non-Florida business, which is subject to a 50% profit-sharing agreement with the non-affiliated managing general underwriter that writes FNIC's non-Florida property business.

•
The net expense ratio decreased 11.4 percentage points to 30.7% in the second quarter of 2019, as compared to 42.1% in the second quarter of 2018. Commissions and other underwriting expenses decreased $7.3 million, or 24.5%, to $22.6 million for the three months ended June 30, 2019, compared with $29.9 million for the three months ended June 30, 2018. The decrease was driven by other underwriting expenses, specifically, the non-Florida profit share agreement, as a result of $15.5 million of weather-related losses (as discussed above), contributing to a $7.8 million reduction in our underwriting expenses.

•	Interest expense increased $0.9 million to $1.9 million for the three months ended June 30, 2019, compared with $1.0 million in the prior year period due to an increase in the outstanding debt.

Line of Business Results

•
Homeowners net income for the current quarter was $6.0 million, which included $9.3 million of pre-tax net losses related to twelve catastrophe events during the quarter, as mentioned above. Additionally, net premiums earned increased $12.2 million or 15.4% in the second quarter of 2019 as compared to the second quarter of 2018.

•
Automobile's net loss for the second quarter of 2019 was $0.9 million, which includes $1.1 million of pre-tax adverse development, as compared to a net loss of $0.2 million for the second quarter of 2018.

•
Other’s net income of $2.1 million in the second quarter of 2019, as compared to net income of $0.6 million in the second quarter of 2018. Other's adjusted operating income was $0.6 million and $0.5 million for these same periods, with the results primarily driven by investment gains and growth in net investment income this quarter partially offset by higher interest expense and $1.0 million of pre-tax adverse prior year development in our commercial general liability book of business.

Non-GAAP Performance Measures

Performance measures that are not United States generally accepted accounting principles ("GAAP") measures do not replace the most directly comparable GAAP measures and we have included detailed reconciliations thereof on pages 12 and 13.

We exclude the after-tax (using our statutory income tax rate) effects of the following items from GAAP net income (loss) to arrive at adjusted operating income (loss):

•	Net realized and unrealized gains (losses), including, but not limited to, gains (losses) associated with investments and early extinguishment of debt;

•	Acquisition, integration and other costs and the amortization of specifically identifiable intangibles (other than value of business acquired);

•	Impairment of intangibles;

•	Income (loss) from initial adoption of new regulations and accounting guidance; and

•	Income (loss) from discontinued operations.

We also exclude the pre-tax effect of the first bullet above from GAAP revenues to arrive at adjusted operating revenues.

Management believes these non-GAAP performance measures allow for a better understanding of the underlying trend in our business, as the excluded items are not necessarily indicative of our operating fundamentals or performance.

Similarly, we exclude accumulated other comprehensive income (loss) ("AOCI") from book value per share to arrive at book value per share, excluding AOCI.

Conference Call Information

The Company will hold an investor conference call at 9:00 AM (ET) Wednesday, August 7, 2019. The Company’s CEO, Michael Braun and its CFO, Ronald Jordan will discuss the financial results and review the outlook for the Company. Messrs. Braun and Jordan invite interested parties to participate in the conference call.

Listeners interested in participating in the Q&A session may access the conference call as follows:

Toll-Free Dial-in: (877) 303-6913

Conference ID: 7588547

A live webcast of the call will be available online via the “Conference Calls” section of the Company’s website at FedNat.com or interested parties can click on the following link:

http://www.fednat.com/investors/conference-calls/

Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A webcast replay of the conference call will be available shortly after the live webcast is completed and may be accessed via the Company’s website.

About the Company

The Company is an insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims management processes through our subsidiaries and contractual relationships with independent agents and general agents. The Company, through our wholly owned subsidiaries, are authorized to underwrite, and/or place homeowners multi-peril, federal flood and other lines of insurance in Florida and other states. We market, distribute and service our own and third-party insurers’ products and other services through a network of independent and general agents.

The Company’s supplemental line of business information is designed to afford users greater transparency into our results. The “Homeowners” line of business consists of our homeowners and fire property and casualty insurance business, which currently operates in Florida, Alabama, Texas, Louisiana and South Carolina. The “Automobile” line of business consists of our nonstandard personal automobile insurance business, which had been operating in Georgia, Texas, Alabama, and Florida and is being wound down. The “Other” line of business primarily consists of our commercial general liability and federal flood businesses, along with corporate and investment operations.

Forward-Looking Statements

Certain statements made by FedNat Holding Company or on its behalf may contain “forward-looking statements” within the Private Securities Litigation Reform Act of 1995.

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

•	Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;

•	Descriptions of plans or objectives of management for future operations, insurance products or services;

•	Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and

•	Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business and its ability to integrate the operations to be acquired; the adequacy of its reserves for losses and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our compliance with minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends, including as a result of insureds’ assignment of benefits; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, or to underwrite in additional jurisdictions, and the timing thereof; the impact that the results of our subsidiaries’ operations may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company’s investment portfolio; insurance agents; ratings by industry services; the reliability and security of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contacts

Michael H. Braun, CEO (954) 308-1322,
Ronald Jordan, CFO (954) 308-1363,
Bernard Kilkelly, Investor Relations (954) 308-1409,
or IR@fednat.com.

FEDNAT HOLDING COMPANY AND SUBSIDIARIES
Selected Financial Highlights
(Dollars in thousands, except per share data)
(Unaudited)

	As of or For the
	Three Months Ended			Six Months Ended
	2019	2018	% Change	2019	2018	% Change
Net Income (Loss) Attributable to Common Shareholders
Net income (loss):
Homeowners	$6,006	$8,430	(28.8)%	$4,583	$15,371	(70.2)%
Automobile	(949)	(211)	349.8%	(1,628)	(252)	546.0%
Other	2,053	601	241.6%	290	1,164	(75.1)%
Consolidated	$7,110	$8,820	(19.4)%	$3,245	$16,283	(80.1)%

Adjusted operating income (loss):
Homeowners	$6,020	$8,828	(31.8)%	$4,633	$15,945	(70.9)%
Automobile	(949)	(200)	374.5%	(1,628)	(220)	640.0%
Other	595	475	25.3%	267	1,842	(85.5)%
Consolidated	$5,666	$9,103	(37.8)%	$3,272	$17,567	(81.4)%

Per Common Share
Net income (loss) - diluted	$0.55	$0.69	(19.6)%	$0.25	$1.26	(80.1)%
Adjusted operating income (loss) - diluted	0.44	0.71	(37.9)%	0.25	1.36	(81.4)%
Dividends declared	0.08	0.08	—%	0.16	0.16	—%
Book value	17.96	16.89	6.3%	17.96	16.89	6.3%
Book value, excluding AOCI	17.24	17.31	(0.4)%	17.24	17.31	(0.4)%

Return to Shareholders
Repurchases of common stock	$—	$61	(100.0)%	$—	$5,061	(100.0)%
Dividends declared	1,046	1,036	1.0%	2,087	2,079	0.4%
	$1,046	$1,097	(4.6)%	$2,087	$7,140	(70.8)%

Revenue
Total revenues	$105,301	$95,742	10.0%	$206,498	$188,819	9.4%
Adjusted operating revenues	103,346	95,534	8.2%	202,242	189,663	6.6%
Gross premiums written	169,170	166,734	1.5%	301,403	301,129	0.1%
Gross premiums earned	141,220	146,890	(3.9)%	279,587	293,332	(4.7)%
Net premiums earned	92,306	83,557	10.5%	181,090	165,666	9.3%

Ratios to Net Premiums Earned
Net loss ratio	70.8%	56.9%		73.0%	56.5%
Net expense ratio	30.7%	42.1%		34.7%	43.1%
Combined ratio	101.5%	99.0%		107.7%	99.6%

In-Force Homeowners Policies
Florida	239,585	256,506	(6.6)%	239,585	256,506	(6.6)%
Non-Florida	60,251	37,904	59.0%	60,251	37,904	59.0%
	299,836	294,410	1.8%	299,836	294,410	1.8%

FEDNAT HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Net premiums earned	$92,306	$83,557	$181,090	$165,666
Net investment income	4,259	2,978	7,969	5,921
Net realized and unrealized investment gains (losses)	1,955	208	4,256	(844)
Direct written policy fees	2,403	3,313	4,794	6,889
Other income	4,378	5,686	8,389	11,187
Total revenues	105,301	95,742	206,498	188,819

Costs and expenses:
Losses and loss adjustment expenses	65,340	47,570	132,179	93,641
Commissions and other underwriting expenses	22,562	29,873	50,796	60,094
General and administrative expenses	5,779	5,260	12,090	11,345
Interest expense	1,915	1,023	6,966	2,107
Total costs and expenses	95,596	83,726	202,031	167,187

Income (loss) before income taxes	9,705	12,016	4,467	21,632
Income tax expense (benefit)	2,595	3,196	1,222	5,567
Net income (loss)	7,110	8,820	3,245	16,065
Net income (loss) attributable to non-controlling interest	—	—	—	(218)
Net income (loss) attributable to FedNat Holding Company shareholders	$7,110	$8,820	$3,245	$16,283

Net Income (Loss) Per Common Share
Basic	$0.55	$0.69	$0.25	$1.27
Diluted	$0.55	$0.69	$0.25	$1.26

Weighted Average Number of Shares of Common Stock Outstanding
Basic	12,844	12,726	12,820	12,788
Diluted	12,883	12,846	12,876	12,889

Dividends Declared Per Common Share	$0.08	$0.08	$0.16	$0.16

FEDNAT HOLDING COMPANY AND SUBSIDIARIES
Selected Operating Metrics
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(In thousands)
Gross premiums written:
Homeowners Florida	$128,016	$133,006	$231,979	$241,377
Homeowners non-Florida	36,212	22,590	61,532	37,034
Automobile	—	5,322	(1)	11,669
Commercial general liability	(49)	1,570	(102)	4,084
Federal flood	4,991	4,246	7,995	6,965
Total gross premiums written	$169,170	$166,734	$301,403	$301,129

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(In thousands)
Gross premiums earned:
Homeowners Florida	$112,747	$119,080	$225,419	$237,904
Homeowners non-Florida	24,327	15,449	45,497	29,088
Automobile	4	6,782	26	15,110
Commercial general liability	500	2,393	1,536	5,022
Federal flood	3,642	3,186	7,109	6,208
Total gross premiums earned	$141,220	$146,890	$279,587	$293,332

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(In thousands)
Net premiums earned:
Homeowners	$91,874	$79,647	$179,685	$157,052
Automobile	1	1,640	6	3,851
Commercial general liability	431	2,270	1,399	4,763
Total net premiums earned	$92,306	$83,557	$181,090	$165,666

FEDNAT HOLDING COMPANY AND SUBSIDIARIES
Selected Operating Metrics (continued)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(In thousands)
Commissions and other underwriting expenses:
Homeowners Florida	$13,401	$14,175	$26,623	$28,538
All others	5,920	4,987	11,187	9,643
Ceding commissions	(2,906)	(4,373)	(5,690)	(8,088)
Total commissions	16,415	14,789	32,120	30,093

Automobile	—	1,296	3	2,763
Homeowners non-Florida	759	432	1,435	762
Total fees	759	1,728	1,438	3,525

Salaries and wages	3,072	4,369	6,394	8,135
Other underwriting expenses	2,316	8,987	10,844	18,341
Total commissions and other underwriting expenses	$22,562	$29,873	$50,796	$60,094

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net loss ratio	70.8%	56.9%	73.0%	56.5%
Net expense ratio	30.7%	42.1%	34.7%	43.1%
Combined ratio	101.5%	99.0%	107.7%	99.6%
Gross loss ratio	60.8%	151.1%	135.3%	137.3%
Gross expense ratio	22.1%	26.9%	24.5%	27.1%

FEDNAT HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheet
(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS	(In thousands)
Investments:
Debt securities, available-for-sale, at fair value	$451,124	$428,641
Debt securities, held-to-maturity, at amortized cost	4,499	5,126
Equity securities, at fair value	22,112	17,758
Total investments	477,735	451,525
Cash and cash equivalents	133,787	64,423
Prepaid reinsurance premiums	82,781	108,577
Premiums receivable, net of allowance	31,239	29,791
Reinsurance recoverable, net	199,313	211,424
Deferred acquisition costs, net	45,539	39,436
Income taxes, net	2,369	5,220
Other assets	23,520	14,975
Total assets	$996,283	$925,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Loss and loss adjustment expense reserves	$268,735	$296,230
Unearned premiums	303,808	281,992
Reinsurance payable	52,760	63,599
Long-term debt, net of deferred financing costs	98,442	44,404
Deferred revenue	5,122	4,585
Other liabilities	36,631	19,302
Total liabilities	765,498	710,112
Shareholders' Equity
Preferred stock, $0.01 par value: 1,000,000 shares authorized	—	—
Common stock, $0.01 par value: 25,000,000 shares authorized; 12,849,319 and 12,784,444 shares issued and outstanding, respectively	128	128
Additional paid-in capital	142,486	141,128
Accumulated other comprehensive income (loss)	9,260	(3,750)
Retained earnings	78,911	77,753
Total shareholders’ equity attributable to FedNat Holding Company shareholders	230,785	215,259
Non-controlling interest	—	—
Total shareholders’ equity	230,785	215,259
Total liabilities and shareholders' equity	$996,283	$925,371

FEDNAT HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Statements of Operations and Operating Metrics by Line of Business
(Unaudited)

	Three Months Ended June 30,
	2019				2018
	Homeowners	Automobile	Other	Consolidated	Homeowners	Automobile	Other	Consolidated
	(Dollars in thousands)
Revenues:
Gross premiums written	$164,228	$—	$4,942	$169,170	$155,596	$5,322	$5,816	$166,734
Gross premiums earned	137,074	4	4,142	141,220	134,529	6,782	5,579	146,890
Ceded premiums	(45,200)	(3)	(3,711)	(48,914)	(54,882)	(5,142)	(3,309)	(63,333)
Net premiums earned	91,874	1	431	92,306	79,647	1,640	2,270	83,557
Net investment income	—	—	4,259	4,259	—	—	2,978	2,978
Net realized and unrealized investment gains (losses)	—	—	1,955	1,955	—	—	208	208
Direct written policy fees	2,331	—	72	2,403	1,857	1,296	160	3,313
Other income	3,094	2	1,282	4,378	3,970	405	1,311	5,686
Total revenues	97,299	3	7,999	105,301	85,474	3,341	6,927	95,742

Costs and expenses:
Losses and loss adjustment expenses	62,482	1,208	1,650	65,340	42,617	1,932	3,021	47,570
Commissions and other underwriting expenses	21,796	16	750	22,562	27,281	1,616	976	29,873
General and administrative expenses	4,976	50	753	5,779	4,285	75	900	5,260
Interest expense	—	—	1,915	1,915	—	—	1,023	1,023
Total costs and expenses	89,254	1,274	5,068	95,596	74,183	3,623	5,920	83,726

Income (loss) before income taxes	8,045	(1,271)	2,931	9,705	11,291	(282)	1,007	12,016
Income tax expense (benefit)	2,039	(322)	878	2,595	2,861	(71)	406	3,196
Net income (loss)	$6,006	$(949)	$2,053	$7,110	$8,430	$(211)	$601	$8,820

Ratios to net premiums earned:
Net loss ratio	68.0%	NCM	382.8%	70.8%	53.5%	117.8%	133.1%	56.9%
Net expense ratio	29.1%			30.7%	39.6%			42.1%
Combined ratio	97.1%			101.5%	93.1%			99.0%

FEDNAT HOLDING COMPANY AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Statements of Operations and Operating Metrics by Line of Business
(Unaudited)

	Six Months Ended June 30,
	2019				2018
	Homeowners	Automobile	Other	Consolidated	Homeowners	Automobile	Other	Consolidated
	(Dollars in thousands)
Revenues:
Gross premiums written	$293,511	$(1)	$7,893	$301,403	$278,411	$11,669	$11,049	$301,129
Gross premiums earned	270,916	26	8,645	279,587	266,992	15,110	11,230	293,332
Ceded premiums	(91,231)	(20)	(7,246)	(98,497)	(109,940)	(11,259)	(6,467)	(127,666)
Net premiums earned	179,685	6	1,399	181,090	157,052	3,851	4,763	165,666
Net investment income	—	—	7,969	7,969	—	—	5,921	5,921
Net realized and unrealized investment gains (losses)	—	—	4,256	4,256	—	—	(844)	(844)
Direct written policy fees	4,629	3	162	4,794	3,780	2,763	346	6,889
Other income	6,636	14	1,739	8,389	7,947	893	2,347	11,187
Total revenues	190,950	23	15,525	206,498	168,779	7,507	12,533	188,819

Costs and expenses:
Losses and loss adjustment expenses	125,812	2,052	4,315	132,179	84,572	4,168	4,901	93,641
Commissions and other underwriting expenses	49,163	51	1,582	50,796	54,637	3,476	1,981	60,094
General and administrative expenses	9,836	100	2,154	12,090	9,174	200	1,971	11,345
Interest expense	—	—	6,966	6,966	100	—	2,007	2,107
Total costs and expenses	184,811	2,203	15,017	202,031	148,483	7,844	10,860	167,187

Income (loss) before income taxes	6,139	(2,180)	508	4,467	20,296	(337)	1,673	21,632
Income tax expense (benefit)	1,556	(552)	218	1,222	5,143	(85)	509	5,567
Net income (loss)	4,583	(1,628)	290	3,245	15,153	(252)	1,164	16,065
Net income (loss) attributable to non-controlling interest	—	—	—	—	(218)	—	—	(218)
Net income (loss) attributable to FNHC shareholders	$4,583	$(1,628)	$290	$3,245	$15,371	$(252)	$1,164	$16,283

Ratios to net premiums earned:
Net loss ratio	70.0%	NCM	308.4%	73.0%	53.8%	108.2%	102.9%	56.5%
Net expense ratio	32.9%			34.7%	40.7%			43.1%
Combined ratio	102.9%			107.7%	94.5%			99.6%

FEDNAT HOLDING COMPANY AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliations
(Dollars in thousands)
(Unaudited)

	As of or For the Three Months Ended June 30,
	2019				2018
	Homeowners	Automobile	Other	Consolidated	Homeowners	Automobile	Other	Consolidated
Revenue
Total revenues	$97,299	$3	$7,999	$105,301	$85,474	$3,341	$6,927	$95,742
Less:
Net realized and unrealized investment gains (losses)	—	—	1,955	1,955	—	—	208	208
Adjusted operating revenues	$97,299	$3	$6,044	$103,346	$85,474	$3,341	$6,719	$95,534

Net Income (Loss)
Net income (loss)	$6,006	$(949)	$2,053	$7,110	$8,430	$(211)	$601	$8,820
Less:
Net realized and unrealized investment gains (losses)	—	—	1,460	1,460	—	—	155	155
Acquisition and other costs	(14)	—	(2)	(16)	(398)	(11)	(29)	(438)
Adjusted operating income (loss)	$6,020	$(949)	$595	$5,666	$8,828	$(200)	$475	$9,103

Income tax rate assumed for reconciling items above	25.35%	25.35%	25.35%	25.35%	25.35%	25.35%	25.35%	25.35%

Per Common Share
Book value				$17.96				$16.89
Less:
AOCI				0.72				(0.42)
Book value, excluding AOCI				$17.24				$17.31

FEDNAT HOLDING COMPANY AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliations
(Dollars in thousands)
(Unaudited)

	As of or For the Six Months Ended June 30,
	2019				2018
	Homeowners	Automobile	Other	Consolidated	Homeowners	Automobile	Other	Consolidated
Revenue
Total revenues	$190,950	$23	$15,525	$206,498	$168,779	$7,507	$12,533	$188,819
Less:
Net realized and unrealized investment gains (losses)	—	—	4,256	4,256	—	—	(844)	(844)
Adjusted operating revenues	$190,950	$23	$11,269	$202,242	$168,779	$7,507	$13,377	$189,663

Net Income (Loss)
Net income (loss)	$4,583	$(1,628)	$290	$3,245	$15,371	$(252)	$1,164	$16,283
Less:
Net realized and unrealized investment gains (losses)	—	—	3,178	3,178	—	—	(630)	(630)
Acquisition and other costs	(50)	—	(486)	(536)	(574)	(32)	(48)	(654)
Gain (loss) on early extinguishment of debt	—	—	(2,669)	(2,669)	—	—	—	—
Adjusted operating income (loss)	$4,633	$(1,628)	$267	$3,272	$15,945	$(220)	$1,842	$17,567
				—				—
Income tax rate assumed for reconciling items above	25.35%	25.35%	25.35%	25.35%	25.35%	25.35%	25.35%	25.35%

Per Common Share
Book value				$17.96				$16.89
Less:
AOCI				0.72				(0.42)
Book value, excluding AOCI				$17.24				$17.31